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                                   EXHIBIT 21

                         Subsidiaries of the Registrant





















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SUBSIDIARIES OF THE SCOTTS COMPANY


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
*EG Systems, Inc., dba Scotts Lawn Service, an Indiana corporation
Hyponex Corporation, a Delaware corporation
OMS Investments, Inc., a Delaware corporation
         Scotts Temecula Operations, LLC, a Delaware corporation
*Sanford Scientific, Inc., a New York corporation
Scotts Manufacturing Company, a Delaware corporation
         Miracle-Gro Lawn Products, Inc., a New York corporation
Scotts Products Company, an Ohio corporation
Scotts Professional Products Co., an Ohio corporation
Scotts-Sierra Horticultural Products Company, a California corporation
         Scotts-Sierra Crop Protection Company, a California corporation
         Scotts-Sierra Investments, Inc., a Delaware corporation
                  ASEF BV (Netherlands)
                  Scotts Australia Pty Ltd. (Australia)
                  Scotts Benelux BVBA (Belgium)
                  Scotts Canada Ltd. (Canada)
                  Scotts Chile Limitada (Chile)
                  Scotts Czech s.r.o.(Czech Republic)
                  Scotts de Mexico SA de CV (Mexico)
                  The Scotts Company (Nordic) AS (Denmark)
                  Scotts Finland Oy (Finland)
                  Scotts France Holdings SARL (France)
                           Scotts France SARL (France)
                           **Scotts France SAS (France)
                  Scotts Holding GmbH (Germany)
                           Scotts Celaflor GmbH & Co. KG (Germany)
                           Scotts Celaflor HGmbH (Austria)
                  Scotts Holdings Limited (United Kingdom)
                           Levington Group Ltd. (United Kingdom)
                                    Levington Trustees Ltd. (United Kingdom)
                                    The Scotts Company (UK) Ltd. (United Kingdom)
                                            The Scotts Company (Manufacturing) Ltd. (United Kingdom)
                           OM Scott International Investments Ltd. (United Kingdom)
                                    Levington Horticulture Ltd. (United Kingdom)
                                    Miracle Holdings Ltd. (United Kingdom)
                                            Miracle Garden Care Limited (United Kingdom)
                                    O.M. Scott & Sons Ltd. (United Kingdom)
                                    Corwen Home and Garden Limited (United Kingdom)
                                    Scotts International B.V. (Netherlands)
                                            Scotts Deutschland GmbH (Germany)
                                            Scotts O.M. Espana S.A. (Spain)
                                            Scotts Profi HGmbH (Austria)
                                    Scotts Italia S.r.l. (Italy)
                           Scotts Horticulture Ltd. (Ireland)
                  Scotts Hungary KFT (Hungary)
                  The Scotts Company Italia S.r.l. (Italy)
                  *Scotts Japan, Ltd. (Japan)
                  The Scotts Company Kenya Ltd. (Kenya)
                  Scotts PBG Malaysia Sdn. Bhd. (Malaysia)
                  Scotts Norway AS (Norway)
                  Scotts Poland Sp.z.o.o. (Poland)
                  Scotts Sweden AB (Sweden)
                  Scotts Switzerland SARL  (Switzerland)
Swiss Farms Products, Inc., a Delaware corporation
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         *Not wholly-owned
         **Scotts France SARL owns remaining .1% of Scotts France SAS